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Exhibit 11. Statement re computation of per share earnings.


                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

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


                                                                 Three months ended September 30,
                                                                   2000                  1999
                                                                ------------          ------------
Net Income from continuing operations                           $ 97,736,000          $ 73,312,000
                                                                ============          ============
Net Income                                                      $ 97,736,000          $ 73,312,000
                                                                ============          ============
Basic weighted average shares and
   common stock equivalents outstanding                          127,266,812           132,468,138

Diluted weighted average shares and
   common stock equivalents outstanding                          127,524,459           133,272,674

Basic earnings per share:

Net Income from continuing operations                           $       0.77          $       0.55
                                                                ============          ============
Net Income                                                      $       0.77          $       0.55
                                                                ============          ============
Diluted earnings per share:

Net Income from continuing operations                           $       0.77          $       0.55
                                                                ============          ============
Net Income                                                      $       0.77          $       0.55
                                                                ============          ============



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                         (Continued on following page)
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                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                 (Continued)
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
                                                                  Nine Months Ended September 30,
                                                                    2000                    1999
                                                             -----------------          -------------
Net income from continuing operations                           $269,912,000             $189,966,000
Discontinued operations of Waddell & Read:
  Loss on disposal (tax)                                                   0               (1,060,000)
                                                                ------------             ------------
Net income before cumulative effect of change in
  accounting principle                                           269,912,000              188,906,000
Cumulative effect of change in accounting principle
  (less applicable tax of $8,661)                                          0               16,086,000
                                                                ------------             ------------
  Net income                                                    $269,912,000             $204,992,000
                                                                ============             ============

Basic weighted average shares and
  common stock equivalents outstanding                           128,666,156              133,679,400

Diluted weighted average shares and
  common stock equivalents outstanding                           128,870,692              134,553,855

Basic earnings per share:
Net income from continuing operations                           $       2.10             $       1.42
Discontinued operations of Waddell & Reed -
  Loss on disposal (tax)                                                0.00                    (0.01)
                                                                ------------             ------------
Net income before cumulative effect of change in
  accounting principle                                                  2.10                     1.41
Cumulative effect of change in accounting principle
  (less applicable tax of $8,661)                                       0.00                     0.12
                                                                ------------             ------------
  Net income                                                    $       2.10             $       1.53
                                                                ============             ============

Diluted earnings per share:
Net income from continuing operations                           $       2.09             $       1.41
Discontinued operations of Waddell & Reed -
  Loss on disposal (tax)                                                0.00                    (0.01)
                                                                ------------             ------------
Net income before cumulative effect of change in
  accounting principle                                                  2.09                     1.40
Cumulative effect of change in accounting principle
  (less applicable tax of $8,661)                                       0.00                     0.12
                                                                ------------             ------------
  Net income                                                    $       2.09             $       1.52
                                                                ============             ============
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